                                                                                                        Exhibit 99.1
FORM 3 JOINT FILER INFORMATION
Name of "Reporting Persons":        InterWest Partners VIII, L.P.
                                InterWest Investors VIII, L.P.
                                InterWest Investors Q VIII, L.P.
                                InterWest Management Partners VIII, LLC
                                Stephen C. Bowsher
                                Christopher Ehrlich
                                Philip T. Gianos
                                W. Stephen Holmes
                                Arnold L. Oronsky
                                Thomas L. Rosch
Address:                        2710 Sand Hill Road, Second Floor
                                Menlo Park, CA  94025
Designated Filer:                InterWest Partners VIII, L.P.
Issuer and Ticker Symbol:        IntraLase Corp. (ILSE)
Date of Event:                        October 6, 2004
Each of the following is a Joint Filer with InterWest Partners VIII, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
InterWest Management Partners VIII, LLC ("IMP8") is the general partner of InterWest Partners VIII, L.P.
("IP8"), InterWest Investors VIII, L.P. ("II8") and InterWest Investors Q VIII, L.P. ("IIQ8") and has sole voting and investment control over the shares owned by IP8, II8 and IIQ8.  Michael B. Sweeney, Stephen C.
Bowsher, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold
L. Oronsky and Thomas L. Rosch are managing directors of IMP8 and John C. Adler, Christopher Ehrlich and H.
Ronald Nash are venture members of IMP8.  Dr. Kliman has filed separately for his indirect ownership interests and is not a joint filer hereunder.  Messrs. Adler, Cash, Hedrick, Nash and Sweeney have filed separately and jointly and are not joint filers hereunder.
All Reporting Persons disclaim beneficial ownership of shares of IntraLase Corp. stock held by IP8, II8 and
IIQ8, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designate InterWest Partners VIII, L.P as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
ATTORNEY-IN-FACT FOR REPORTING PERSONS
        /s/ Karen Wilson
        Karen Wilson